Columbia Funds Series Trust -Annual N-SAR report for the period ending 1/31/13

Columbia Capital Allocation Moderate Aggressive Portfolio (formerly, Columbia LifeGoal Balanced Growth Portfolio)
Columbia Capital Allocation Moderate Conservative Portfolio
(formerly, Columbia LifeGoal Income and Growth Portfolio)
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Masters International Equity Portfolio
 (each a "Fund," collectively the "Funds")

---------------------------------------------------------------------

Item 77D/77Q1(b) - Policies with Respect to Securities Investments:
On November 16, 2012, Form Type 497, Accession No. 0001193125-12-473706, a supplement to the registration statement of Columbia Funds Series Trust and on January 2, 2013, a Form Type 497, Accession No. 0001193125-13-001037, a revised supplement, on behalf of Columbia Capital Allocation Moderate Aggressive Portfolio and Columbia Capital Allocation Moderate Conservative Portfolio were filed with the SEC. They are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplements, among other things, changed the Funds' names and made material changes to the investment objectives and the principal investment strategies of the Funds as noted below:

The section of each prospectus for the Columbia Capital Allocation Moderate Aggressive Portfolio (formerly, Columbia LifeGoal Balanced Growth Portfolio) entitled "Investment Objective" is deleted in its entirety and replaced with the following:

The Fund is designed for investors seeking the highest level of total return that is consistent with a moderate aggressive level of risk. The Fund may be most appropriate for investors with an intermediate-to-long term investment horizon.

The section of each prospectus for the Columbia Capital Allocation Moderate Aggressive Portfolio entitled "Principal Investment
Strategies" is deleted in its entirety and replaced with the following disclosure:

The Fund is intended for investors who have an objective of achieving a high level of total return consistent with a certain level of risk described in its name. The Fund is primarily managed as a fund that invests in other funds (i.e., a "fund of funds") that seeks to achieve its investment objective by investing under normal circumstances in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate serves as investment adviser or principal underwriter (the affiliated underlying funds). The Fund may also invest up to 20% of its net assets in other funds, including third-party advised (unaffiliated) funds and exchange-traded funds (ETFs) (collectively with the affiliated underlying funds, the Underlying Funds), equity securities, fixed income securities (including treasury inflation protected securities (TIPS)) and derivative instruments (the 20% Sleeve). The Fund's investment in derivative investments may include forward foreign currency contracts and futures (including currency, equity, fixed income, index and interest rate futures). Derivative positions may be established to seek incremental earnings, hedge existing positions, increase market or credit exposure, increase investment flexibility (including using the derivative position as a substitute for the purchase or sale of the underlying security, currency or other instrument) and/or to change the effective duration of the Fund's portfolio. Collectively, these investments (including through investments in derivatives) provide the Fund with exposure to equity, fixed income, and cash/cash equivalent asset classes. The Fund may also allocate its assets to Underlying Funds that pursue alternative investment strategies (alternative strategies), including those that seek investment returns uncorrelated to the broad equity and fixed income markets, as well as those providing exposure to other markets.

The Underlying Funds in which the Fund may invest are categorized as "equity", "fixed income", "cash/cash equivalents" and "alternative strategies", which may represent indirect investments in various sectors, asset classes, strategies and markets. The Underlying Funds categorized as equity may invest in equity securities representing different investment styles (e.g., growth, value and core/blend), market capitalizations (large-, mid- and small-cap), geographic focus (domestic and international, including emerging markets), and sector focus (e.g., real estate, technology, infrastructure and natural resources). The Underlying Funds categorized as fixed income may invest in fixed income securities, which can include TIPs, U.S. treasury bonds and notes, mortgage-backed and asset-backed securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds (including those of issuers in developed and emerging markets), which may have varying interest rates, terms, duration and credit exposure. The Underlying Funds categorized as alternative strategies include those that employ a variety of investment strategies, techniques and practices, generally intended to have a low correlation to the performance of the broad equity and fixed income markets over a complete market cycle, including but not limited to absolute (positive) return strategies. Subject to the 20% Sleeve limitation described above, the Fund may also invest directly in equity securities, fixed income securities and derivative instruments, including forward foreign currency contracts and futures (including currency, equity, fixed income, and index and interest rate futures). By investing in a combination of Underlying Funds and the other securities described in the 20% Sleeve, the Fund seeks to minimize the risks typically associated with investing in a traditional mutual fund.

Under normal circumstances, the Fund may invest, directly or indirectly, in each of equity, fixed income and cash/cash equivalent asset classes and alternative strategies (each, an asset class category and collectively, the asset class categories) within the following target asset allocation ranges (includes investments in Underlying Funds and the other securities described in the 20% Sleeve):

Asset Class Exposures
--------------------- --------- -------------- ------------- --------------
                       Equity    Fixed Income   Cash/Cash     Alternatives
                                                Equivalents
--------------------- --------- -------------- ------------- --------------
Columbia Capital
Allocation Moderate
Aggressive Portfolio   20-85%*      15-60%*        0-40%*        0-40%*
--------------------- --------- --------------- ------------ --------------

*As a percent of Fund net assets. Ranges include the net notional amounts of the Fund's direct investments in derivative instruments. Market appreciation or depreciation may cause the Fund to be temporarily outside the ranges identified in the table. The
Investment Manager may modify the target allocation ranges only with the approval of the Fund's Board of Trustees (the Board).

For the Fund, the Investment Manager uses an asset allocation strategy designed to:

     * Determine the allocation of the Fund's assets among the asset class categories within the target asset allocation ranges set forth above, based on the Fund's investment objective, global macro-economic research and historical and projected returns for each asset class category
     * Select Underlying Funds to represent asset class categories and then to determine the portion of the Fund's assets to be allocated to each such investment, based on the Underlying Funds' historical and projected returns under their current portfolio managers, portfolio manager experience and the anticipated investment risks associated with investment in these Underlying Funds
     * Determine the Fund's investments in the 20% Sleeve

The Investment Manager regularly reviews asset class allocations and allocations to Underlying Funds, as well as security selection within the 20% Sleeve. The Investment Manager may reallocate, including on a daily basis, the Fund's investments in the Underlying Funds and/or the 20% Sleeve to return the Fund to targeted allocations, or to tactically adjust the Fund's market or other exposures based on market or other circumstances. Derivatives, in particular, may be used tactically to increase or decrease the Fund's exposure to the market or a given market segment, industry, or position.

The Fund may sell Underlying Funds in order to accommodate redemptions of the Fund's shares, to change the percentage of its assets invested in certain Underlying Funds in response to economic or market conditions, and to maintain or modify the proportion of its assets among the various asset classes. The Investment Manager seeks to minimize the impact of the Fund's purchases and redemptions of shares of the affiliated underlying funds by implementing them over a reasonable timeframe. In addition, because the Investment Manager earns different fees from the affiliated underlying funds, in determining the allocation of the Fund among these Underlying Funds, the Investment Manager may have an economic conflict of interest. The Investment Manager will report to the Fund's Board on the steps it has taken to manage any potential conflicts.

The Fund may hold a significant amount of cash, money market instruments or other high quality, short-term investments, including shares of affiliated money market funds, to cover obligations with respect to, or that may result from, the Fund's derivative transactions. The Fund's use of certain derivatives may create leveraged exposure to the equity and debt markets. Leverage occurs when the investments in derivatives create greater economic exposure than the amount invested. This means that the Fund could lose more than originally invested in the derivative.

The section of each prospectus for the Columbia Capital Allocation Moderate Conservative Portfolio (formerly, Columbia LifeGoal Income and Growth Portfolio) entitled "Investment Objective" is deleted in its entirety and replaced with the following:

The Fund is designed for investors seeking the highest level of total return that is consistent with a moderate conservative level of risk. The Fund may be most appropriate for investors with a short-to-intermediate term investment horizon.

 The section of each prospectus for the Columbia Capital Allocation Moderate Conservative Portfolio entitled "Principal Investment
Strategies" is deleted in its entirety and replaced with the following disclosure:

The Fund is intended for investors who have an objective of achieving a high level of total return consistent with a certain level of risk described in its name. The Fund is primarily managed as a fund that invests in other funds (i.e., a "fund of funds") that seeks to achieve its investment objective by investing under normal circumstances in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate serves as investment adviser or principal underwriter (the affiliated underlying funds). The Fund may also invest up to 20% of its net assets in other funds, including third-party advised (unaffiliated) funds and exchange-traded funds (ETFs) (collectively with the affiliated underlying funds, the Underlying Funds), equity securities, fixed income securities (including treasury inflation protected securities (TIPS)) and derivative instruments (the 20% Sleeve). The Fund's investment in derivative investments may include forward foreign currency contracts and futures (including currency, equity, fixed income, index and interest rate futures). Derivative positions may be established to seek incremental earnings, hedge existing positions, increase market or credit exposure, increase investment flexibility (including using the derivative position as a substitute for the purchase or sale of the underlying security, currency or other instrument) and/or to change the effective duration of the Fund's portfolio. Collectively, these investments (including through investments in derivatives) provide the Fund with exposure to equity, fixed income, and cash/cash equivalent asset classes. The Fund may also allocate its assets to Underlying Funds that pursue alternative investment strategies (alternative strategies), including those that seek investment returns uncorrelated to the broad equity and fixed income markets, as well as those providing exposure to other markets.

The Underlying Funds in which the Fund may invest are categorized as "equity", "fixed income", "cash/cash equivalents" and "alternative strategies", which may represent indirect investments in various sectors, asset classes, strategies and markets. The Underlying Funds categorized as equity may invest in equity securities representing different investment styles (e.g., growth, value and core/blend), market capitalizations (large-, mid- and small-cap), geographic focus (domestic and international, including emerging markets), and sector focus (e.g., real estate, technology, infrastructure and natural resources). The Underlying Funds categorized as fixed income may invest in fixed income securities, which can include TIPs, U.S. treasury bonds and notes, mortgage-backed and asset-backed securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds (including those of issuers in developed and emerging markets), which may have varying interest rates, terms, duration and credit exposure. The Underlying Funds categorized as alternative strategies include those that employ a variety of investment strategies, techniques and practices, generally intended to have a low correlation to the performance of the broad equity and fixed income markets over a complete market cycle, including but not limited to absolute (positive) return strategies. Subject to the 20% Sleeve limitation described above, the Fund may also invest directly in equity securities, fixed income securities and derivative instruments, including forward foreign currency contracts and futures (including currency, equity, fixed income, and index and interest rate futures). By investing in a combination of Underlying Funds and the other securities described in the 20% Sleeve, the Fund seeks to minimize the risks typically associated with investing in a traditional mutual fund.

Under normal circumstances, the Fund may invest, directly or indirectly, in each of equity, fixed income and cash/cash equivalent asset classes and alternative strategies (each, an asset class category and collectively, the asset class categories) within the following target asset allocation ranges (includes investments in Underlying Funds and the other securities described in the 20% Sleeve):

Asset Class Exposures
---------------------- --------- -------------- ------------- --------------
                        Equity    Fixed Income   Cash/Cash     Alternatives
                                                 Equivalents
---------------------- --------- -------------- ------------- --------------
Columbia Capital
Allocation Moderate
Conservative Portfolio   0-55%*      40-85%*        0-40%*        0-40%*
---------------------- --------- --------------- ------------ --------------

 * As a percent of Fund net assets. Ranges include the net notional amounts of the Fund's direct investments in derivative instruments. Market appreciation or depreciation may cause the Fund to be temporarily outside the ranges identified in the table. The
Investment Manager may modify the target allocation ranges only with the approval of the Fund's Board.

For the Fund, the Investment Manager uses an asset allocation strategy designed to:

      * Determine the allocation of the Fund's assets among the asset class categories within the target asset allocation ranges set forth above, based on the Fund's investment objective, global macro-economic research and historical and projected returns for each asset class category
      * Select Underlying Funds to represent asset class categories and then to determine the portion of the Fund's assets to be allocated to each such investment, based on the Underlying Funds' historical and projected returns under their current portfolio managers, portfolio manager experience and the anticipated investment risks associated with investment in these Underlying Funds
      * Determine the Fund's investments in the 20% Sleeve

The Investment Manager regularly reviews asset class allocations and allocations to Underlying Funds, as well as security selection within the 20% Sleeve. The Investment Manager may reallocate, including on a daily basis, the Fund's investments in the Underlying Funds and/or the 20% Sleeve to return the Fund to targeted allocations, or to tactically adjust the Fund's market or other exposures based on market or other circumstances. Derivatives, in particular, may be used tactically to increase or decrease the Fund's exposure to the market or a given market segment, industry, or position.

The Fund may sell Underlying Funds in order to accommodate redemptions of the Fund's shares, to change the percentage of its assets invested in certain Underlying Funds in response to economic or market conditions, and to maintain or modify the proportion of its assets among the various asset classes. The Investment Manager seeks to minimize the impact of the Fund's purchases and redemptions of shares of the affiliated underlying funds by implementing them over a reasonable timeframe. In addition, because the Investment Manager earns different fees from the affiliated underlying funds, in determining the allocation of the Fund among these Underlying Funds, the Investment Manager may have an economic conflict of interest. The Investment Manager will report to the Fund's Board on the steps it has taken to manage any potential conflicts.

The Fund may hold a significant amount of cash, money market instruments or other high quality, short-term investments, including shares of affiliated money market funds, to cover obligations with respect to, or that may result from, the Fund's derivative transactions. The Fund's use of certain derivatives may create leveraged exposure to the equity and debt markets. Leverage occurs when the investments in derivatives create greater economic exposure than the amount invested. This means that the Fund could lose more than originally invested in the derivative.